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                                                                   Exhibit 10.17

                      LEGG MASON WOOD WALKER, INCORPORATED

                     PRODUCING BRANCH MANAGER RETENTION PLAN

         This document constitutes the Legg Mason Wood Walker, Incorporated Producing Branch Manager Retention Plan (the "Plan"), as amended and restated effective as of January 1, 2003. The Plan, as amended and restated, constitutes the continuation of the plan as in effect immediately prior to January 1, 2003 (the "Prior Plan") and applies to Deferred and Retention Bonuses (as defined herein) for Plan years commencing on or after April 1, 2003. The Prior Plan was known as the Legg Mason Wood Walker, Incorporated Producing Branch Manager Deferred Compensation Plan, and the terms of the Prior Plan govern the payment of amounts accrued for Plan Years beginning before April 1, 2003.

         1. Purpose - The purpose of the Plan is to provide for the payment of deferred compensation to producing branch managers and to further enhance the ability of Legg Mason Wood Walker, Incorporated to attract and retain producing branch managers by providing additional payments to those producing branch managers who remain employed by the Company for specific periods of time. The additional compensation payable to a producing branch manager for remaining with the Company for a specified period is in addition to the compensation provided for services rendered and is intended solely to encourage producing branch managers to remain employed by the Company as producing branch managers.

         2. Definitions - As used herein, the following definitions shall apply:

               (a) "Account" means a Branch Manager's combined Interest Account and Phantom Stock Account.

               (b) "Branch Manager" means an employee who devotes all or a portion of his or her working time to the management of a retail branch office of the Company and who is classified by the Company as a branch manager. This definition excludes any executive office/departmental personnel unless specifically included by separate agreement.

               (c) "Committee" means the Legg Mason Wood Walker, Incorporated Producing Branch Manager Retention Plan Committee consisting of such members as the Company's President shall select from time to time.

               (d)   "Company" means Legg Mason Wood Walker, Incorporated.

               (e) "Credit Interest Rate" means the average of the twelve month end rates of the Company's credit interest rate paid during a Plan Year to the Company's cash reinvestment accounts.

               (f) "Deferred Bonus" means the deferred bonus credited to an Eligible Branch Manager under Section 4 of this Plan.

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               (g)   "Disability" means a medically determinable physical or
mental impairment which, as determined by the Committee using such criteria as it establishes in its sole and absolute discretion, will prevent the Branch Manager from performing his or her usual duties or any other similar duties available in the Company's employ for a period of at least twelve (12) months.

               (h) "Distribution Valuation Date" means (i) in the case of a distribution following the death of a Branch Manager or the termination of a Branch Manager's employment as a result of Disability, the date that is ten (10) business days before the applicable Payment Date; and (ii) in all other cases, April 25/th/ (or, if Legg Mason Common Stock is not traded on its principal exchange on that day, the next following day on which Legg Mason Common Stock is traded on its principal exchange) preceding the applicable Payment Date.

               (i)   "Dividend Payment Date" has the meaning specified in
Section 6(d)(i).

               (j) "Eligible Branch Manager" means a Branch Manager (i) who is employed in the Company's Private Client Group, (ii) who is classified by the Company as a producing Branch Manager and is paid, in whole or in part, in accordance with the Producing Branch Manager Compensation Schedule, (iii) who does not defer compensation under a Legg Mason Wood Walker, Incorporated Professional Branch Manager Phantom Stock Agreement during the applicable Plan Year, and (iv) who is employed by the Company on the last day of the Plan Year, or who terminated employment during the Plan Year by reason of death, Disability or Retirement.

               (k) "Fair Market Value" means an amount equal to the average of the closing prices on the principal exchange on which Legg Mason Common Stock is traded for the date on which the price is being determined (i.e., the Valuation Date, Dividend Payment Date, Distribution Valuation Date or other specified date) and the four (4) trading days immediately following the applicable date on which the value is being determined or, if Legg Mason Common Stock is not then traded on an exchange, such amount as is determined by the Committee, in its discretion, using any reasonable method of valuation. Any decline in the actual trading price of Legg Mason Common Stock during the five (5) day pricing period shall be the sole risk of the Branch Manager.

               (l) "Formula Compensation" means the Legg Mason Branch Manager Bonus for a Branch Manager for a Plan Year calculated on the Branch Manager Worksheet provided to the Branch Manager by the Company.

               (m) "Interest Account" means the investment account established for Deferred and Retention Bonuses pursuant to Section 5(a) and Section 6(c) of the Plan.

               (n) "Tier I Deferred Bonus Percentage" means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier I Compensation Threshold but does not exceed the Tier II Compensation Threshold, the percentage (as specified in the Producing Branch Manager Compensation Schedule) of Formula Compensation for the

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Plan Year that is subject to deferral. For Plan Year 2004, the Tier I Deferred
Bonus Percentage shall be 2%.

               (o) "Tier II Deferred Bonus Percentage" means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier II Compensation Threshold, the percentage (as specified in the Producing Branch Manager Compensation Schedule) of Formula Compensation for the Plan Year that is subject to deferral. For Plan Year 2004, the Tier II Deferred Bonus Percentage shall be 2 1/2%.

               (p) "Tier I Retention Bonus Percentage" means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier I Compensation Threshold but does not exceed the Tier II Compensation Threshold, the retention percentage specified in the Producing Branch Manager Compensation Schedule that is to be applied in calculating the amount of the Retention Bonus to be credited to the Account of such Eligible Branch Manager for that Plan Year. For Plan Year 2004, the Tier I Retention Bonus Percentage shall be 2%.

               (q) "Tier II Retention Bonus Percentage" means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier II Compensation Threshold, the retention percentage specified in the Producing Branch Manager Compensation Schedule that is to be applied in calculating the amount of the Retention Bonus to be credited to the Account of such Eligible Branch Manager for that Plan Year. For Plan Year 2004, the Tier II Retention Bonus Percentage shall be 2 1/2%.

               (r) "Tier I Threshold" means for any Plan Year the amount of compensation specified in the Producing Branch Manager Compensation Schedule for that Plan Year as the amount of compensation above which (i) a portion of the Branch Manager's compensation for that Plan Year will be subject to deferral, and (ii) the Branch Manager will be eligible for a Retention Bonus (which amount, for Plan Year 2004, shall be $75,000).

               (s) "Tier II Threshold" means for any Plan Year the amount of compensation specified in the Producing Branch Manager Compensation Schedule for that Plan Year as the amount of compensation above which (i) a higher portion of the Branch Manager's compensation for that Plan Year will be subject to deferral, and (ii) a Branch Manager's Retention Bonus for that Plan will be computed using the higher Tier II Retention Bonus Percentage. For Plan Year 2004, the Tier II Compensation Threshold shall be $150,000).

               (t) "Legg Mason Common Stock" means shares of common stock of Legg Mason, Inc., par value $. 10 per share.

               (u) "Legg Mason Share Units" or "Share Units" means units that are economically equivalent to, but are not actual, shares of Legg Mason Common Stock.

               (v) "Payment Date" the date a Branch Manager receives a payment from the Company pursuant to the Plan.

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                        (w)   "Phantom Stock Account" means the investment
account established for Deferred and Retention Bonuses pursuant to Section 5(a) and Section 6(d) of the Plan.

                        (x) "Plan Year" means the fiscal year of the Company, which, as of the date this Plan is adopted, is the 12 month period beginning April 1 and ending March 31. References herein to any certain Plan Year will refer to the Plan Year ended on the March 31 of the year specified in such references.

                        (y) "Producing Branch Manager Compensation Schedule" means the Producing Branch Manager Compensation Schedule that is in effect at the Company for a particular Plan Year.

                        (z) "Retention Bonus" means the retention bonus credited to an Eligible Branch Manager under Section 4 of this Plan.

                        (aa) "Retirement" means a Branch Manager's termination of employment with the Company (i) on or after age sixty-five (65); or (ii) at any time when the sum of the Branch Manager's age at termination of employment and his or her years of service, with the Company equals at least seventy (70).

                        (bb) "Valuation Date" means May 15th of each year (beginning with May 15,2003) or, if that day is not a day on which Legg Mason Common Stock is traded on the principal exchange on which it is regularly traded, the next following trading day.

                  3. Plan Participation - Eligible Branch Managers shall become participants in the Plan on the last day of the first Plan Year during which they become an Eligible Branch Manager. In order to receive a Deferred Bonus or a Retention Bonus for any Plan Year during which the Eligible Branch Manager was employed, the Branch Manager must be an Eligible Branch Manager, and if the employment of a Branch Manager terminates during a Plan Year by reason of the Branch Manager's death, Disability or Retirement, the Branch Manager shall be entitled to a prorated Deferred Bonus and a Retention Bonus for such Plan Year (determined in accordance with Section 4).

     If a Branch Manager ceases to be an Eligible Branch Manager (e.g., because he or she ceases to be classified as a Producing Branch Manager by the Company), but remains in the employ of the Company, the Branch Manager will continue to participate in the Plan, but only with respect to amounts previously credited to the Branch Manager's Account. If a Branch Manager ceases to be an Eligible Branch Manager, the value of the Account shall continue to be credited with earnings pursuant to Section 6 (subject to the forfeiture provisions of Section
7), but no further Deferred Bonuses or Retention Bonuses will be credited to the Account with respect to any subsequent periods.

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                  4.    Deferred and Retention Bonuses -

                        (a) Deferred Bonuses - As of the end of each Plan Year, the Company will credit the amount specified in either clause (i) or (ii) below, as applicable, to the Account of each Eligible Branch Manager whose Formula Compensation for that Plan Year exceeds the Tier I Threshold for that Plan Year:

                              (i)     Tier I Deferred Bonus Amount - For
Eligible Branch Managers whose Formula Compensation exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the product of (X) the Branch Manager's Formula Compensation for that Plan Year and (Y) the Tier I Deferred Bonus Percentage for that Plan Year.

                              (ii)    Tier II Deferred Bonus Amount - For
Eligible Branch Managers whose Formula Compensation exceeds the Tier II Threshold, the product of (X) the Branch Manager's Formula Compensation for that Plan Year and (Y) the Tier II Deferred Bonus Percentage for that Plan Year.

                        (b) Retention Bonuses - As an incentive for Branch Managers to continue their employment with the Company, as of the end of each Plan Year, the Company will credit the amount specified in either clause (i) or
(ii) below, as applicable, to the Account of each Eligible Branch Manager whose Formula Compensation for that Plan Year exceeds the Tier I Threshold for that Plan Year:

                              (i)     Tier I Retention Bonus Amount - For
Eligible Branch Managers whose Formula Compensation exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the product of (X) the Branch Manager's Formula Compensation for that Plan Year and (Y) the Tier I Retention Bonus Percentage for that Plan Year.

                              (ii)    Tier II Retention Bonus Amount - For
Eligible Branch Managers whose Formula Compensation exceeds the Tier II Threshold, the product of (X) the Branch Manager's Formula Compensation for that Plan Year and (Y) the Tier II Retention Bonus Percentage for that Plan Year.

                        (c) Allocation of Deferred and Retention Bonuses - Deferred and Retention Bonuses which the Branch Manager elects to invest in the Phantom Stock Account will be allocated as of the first Valuation Date following the close of the Plan Year to which the Deferred or Retention Bonus relates.

                        (d) Allocation in Case of Death, Disability or Retirement - If the employment of an Eligible Branch Manager terminates during a Plan Year by reason of the Branch Manager's death, Disability or Retirement, the Branch Manager shall be entitled to prorated Deferred and/or Retention Bonuses for such Plan Year. Such proration shall be made by :

                              (i)     multiplying the Initial Deferred or
Retention Bonus Threshold and Second Deferred or Retention Bonus Threshold for that Plan Year by a fraction, the numerator of which is the number of calendar days during the Plan

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Year during which the Branch Manager was employed by the Company and the denominator of which is 365; and

                              (ii)    applying such adjusted thresholds to the
Branch Manager's actual Formula Compensation for that Plan Year as of the last day of the month during which the Branch Manager terminated employment.

                  5.    Establishment of Branch Manager Accounts

                        (a) Account Established for Each Eligible Branch Manager - An individual Account shall be established on the books of the Company in the name of each Eligible Branch Manager, for the purpose of accounting for Deferred and Retention Bonuses credited to the Branch Manager, and to account for investment adjustments made pursuant to Section 6. A separate sub-account shall be established with respect to Deferred and Retention Bonuses credited for each Plan Year (to which Deferred and Retention Bonuses for the Plan Year and any investment adjustments made pursuant to Section 6 shall be credited). Other sub- accounts may be established as the Committee or the Company deems appropriate to properly implement the provisions of the Plan.

                        (b) Account Statements - As soon as practicable after the Valuation Date, the Company shall provide each Eligible Branch Manager who has a balance in his or her Account with a statement showing the Deferred and Retention Bonuses credited to his or her Account with respect to each Plan Year, the manner in which Deferred and Retention Bonuses for a particular Plan Year are deemed to be invested, the date on which the Branch Manager is scheduled to vest in the Retention Bonus (and any investment adjustments thereon made pursuant to Section 6) for each Plan Year, and such other information as the Committee shall deem relevant.

                  6.    Investment of Deferred and Retention Bonuses

                        (a) Phantom Stock or Interest Credit - For investment purposes, Deferred and Retention Bonuses credited to a Branch Manager's Account for a Plan Year shall be allocated to, and accrue in, either the Phantom Stock Account or Interest Account.

                        (b) Investment Designation - Subject to such limitations, rules and procedures as may from time to time be imposed by the Committee, each Eligible Branch Manager shall elect annually, prior to the end of each Plan Year, on a form prescribed by the Committee, whether any Deferred or Retention Bonuses for such Plan Year shall be allocated to, and accrue in, the Interest Account or the Phantom Stock Account. Once an election has been made for a particular Plan Year, it may not be changed. Except as provided above, a separate election may be made with respect to each Plan Year and shall apply to both Deferred and Retention Bonuses credited for such Plan Year. Except as the Committee shall otherwise

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determine, any investment election with respect to the Deferred and Retention
Bonuses for a Plan Year shall apply to the Deferred and Retention Bonuses for each following Plan Year unless and until a new investment election is filed with the Committee. In the event the Committee does not receive an initial investment election, or it receives an investment election which it deems to be incomplete, unclear, not in accordance with procedures established by the Committee, or otherwise improper, the Branch Manager's existing investment election then in effect shall remain in effect, unless the Committee provides for, and permits, corrective action. If there is no existing investment election, or, if after the expiration of any opportunity provided for corrective action, the Committee still possesses incomplete investment instructions, the Branch Manager shall be deemed to have designated that any non-directed Deferred and Retention Bonuses be allocated to the Interest Account.

                        (c) Interest Account - The Company will establish an Interest Account on its books and records for the benefit of the Branch Manager and shall credit such Interest Account with the Deferred and Retention Bonuses allocated to the Interest Account. As of the last day of each Plan Year commencing with Plan Year 2004, the balance of a Branch Manager's Interest Account (as determined prior to the allocation of any Deferred or Retention Bonuses for such Plan Year) shall be credited with an amount equal to one year's interest based on the Credit Interest Rate. Deferred and Retention Bonuses which the Branch Manager elects to invest in the Interest Account will be allocated as of March 31 of the Plan Year to which the Deferred or Retention Bonus relates (but will not be included for purposes of determining the amount of interest allocated for such Plan Year), provided that Deferred Bonuses related to the Transition Period under the Prior Plan will be credited as of March 31,2003.

                        (d) Phantom Stock Account - All Deferred and Retention Bonuses for a Plan Year that are allocated to the Phantom Stock Account for that Plan Year shall be deemed converted into Legg Mason Share Units. The Company will establish a Phantom Stock Account on its books and records for the benefit of the Branch Manager and shall credit such Phantom Stock Account with the amount of Share Units resulting from the conversion of the Deferred and Retention Bonuses. The number of Share Units into which such Deferred and Retention Bonus shall be converted (calculated to four decimal places) will be determined as of the first Valuation Date following the Plan Year to which the Deferred and Retention Bonuses relate and will be equal to the amount of the Deferred and Retention Bonuses for the Plan Year divided by the Fair Market Value of a share of Legg Mason Common Stock on such Valuation Date. The conversion of Deferred and Retention Bonuses into Legg Mason Share Units will be made by the Committee as soon as administratively practicable after the first Valuation Date following the Plan Year to which the Deferred and Retention Bonuses relate.

                              (i)     Adjustment to Phantom Stock Account upon
Dividend by the Company - If, prior to a Payment Date, the Company pays any dividend (other than in Legg Mason Common Stock) on its Common Stock, or makes any distribution (other than in Legg Mason Common Stock) with respect thereto, the Branch Manager's Phantom Stock Account will be credited with a number of additional Share Units determined by dividing the amount of the dividend or other distribution allocable to the Share Units already credited to the Phantom Stock Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of Legg Mason Common Stock on the payment date for the dividend or distribution (the "Dividend Payment Date"). Amounts to be credited under this subsection

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6(d)(i) will be credited as soon as administratively practicable after the applicable Dividend Payment Date.

                              (ii) Adjustment to Phantom Stock Account upon
Certain Events - In the event that, prior to a Payment Date, the number of outstanding shares of Legg Mason Common Stock is changed by reason of a stock split, stock dividend, combination of shares or recapitalization, or Legg Mason Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets or other reorganization or recapitalization, the number of Share Units then credited to a Branch Manager's Phantom Stock Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of the Company as to relative values).

                              (iii) Rights as LMI Stockholder -Neither the
allocation of Deferred or Retention Bonuses to the Phantom Stock Account, nor any other provision of the Plan, shall confer or be construed as conferring upon a Branch Manager any rights as a stockholder of the Company or of Legg Mason, Inc. or any right to have access to the books and records of the Company or any affiliate or subsidiary.

                  7.    Vesting; Forfeiture of Account -

                        (a) Vesting of Deferred Bonus - The Deferred Bonus for each Plan Year shall be fully vested at all times.

                        (b) Vesting of Retention Bonus - The Retention Bonus is designed to encourage a Eligible Branch Manager to remain employed by the Company. The Retention Bonus for each Plan Year is subject to a six year "class year" vesting schedule; that is, the Retention Bonus for a particular Plan Year (together with any related investment adjustments thereto) shall vest if the Branch Manager remains continuously employed by the Company through the last day of the sixth (6/th/) Plan Year following the Plan Year to which the Retention Bonus relates. If a Branch Manager's employment with the Company terminates for any reason (whether involuntary or voluntary and whether with or without cause) other than death, Disability or Retirement on or before the last day of the sixth Plan Year following the Plan Year to which the Retention Bonus relates, the portion of the Branch Manager's Interest Account and Phantom Stock Account that relates to such non-vested Retention Bonus (and the related investment adjustments thereto) shall be forfeited in their entirety.

                        (c) Retirement, Death or Disability - A Branch Manager shall become fully (100%) vested in the portion of his or her Account consisting of Retention Bonuses (and investment adjustments thereto) upon Retirement, death or Disability. However, the distribution (and potential forfeiture) of such portion of the Account to a retired Branch Manager shall be conditioned upon his or her continued compliance with the provisions of Section 10.

                        (d) Forfeitures - Forfeited amounts (including amounts forfeited pursuant to Section 10) shall revert to the Company and will not be allocated to other Branch Managers.

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                  8.    Distributions -

                        (a) During Employment - Except for cases of Retirement, death or Disability, and subject to Section 11, distributions of the Deferred or Retention Bonus credited to a Branch Manager's Account (together with any investment adjustments made pursuant to Section 6 with respect to such Deferred or Retention Bonus) shall be made within seventy-five (75) days after the last day of the sixth (6/th/) Plan Year following the Plan Year to which the Deferred or Retention Bonus relates.

                        (b) Retirement - In the event a Branch Manager's employment with the Company terminates as a result of Retirement, distribution of the Branch Manager's remaining Account (including any prorated Deferred or Retention Bonus to which the Branch Manager may be entitled for the Plan Year pursuant to Section 4) shall be made, subject to Section 11, within seventy-five
(75) days after the close of the Plan Year following the Plan Year in which the Branch Manager retired, unless distribution of benefits is forfeited pursuant to
Section 10.

                        (c) Disability of Branch Manager - In the event a Branch Manager's employment with the Company terminates as a result of the Branch Manager's Disability, all amounts in the Branch Manager's Account (including any prorated Deferred or Retention Bonus to which the Branch Manager may be entitled for the Plan Year pursuant to Section 4) shall be paid, subject to Section 11, within seventy-five (75) days following the later of (i) the date on which the Branch Manager's employment terminated and (ii) the date the Committee determines that the Branch Manager's employment terminated as a result of the Branch Manager's Disability. The Committee, in its sole discretion, may determine that a Branch Manager has a Disability and that the Branch Manager's employment with the Company terminated as a result of such Disability at any time before, at the time of, or after the Branch Manager's termination of employment.

                        (d) Death -

                              (i)     Death During Employment - If a Branch
Manager's employment with the Company terminates as a result of the Branch Manager's death, all amounts in the Branch Manager's Account (including any prorated Deferred or Retention Bonus to which the Branch Manager may be entitled for the Plan Year pursuant to Section 4) shall be paid to the Branch Manager's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five
(75) days following the date of the Branch Manager's death.

                              (ii)    Death Following Retirement - In the event
of a Branch Manager's death subsequent to the date of the Branch Manager's Retirement and at a time during which the Branch Manager's remaining Account under the Plan has not been distributed, all amounts then remaining in the Branch Manager's Account shall be paid to the Branch Manager's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following Committee's receipt of written notification of the Branch Manager's death.

                              (iii)   Designation of Beneficiary - Each Branch
Manager from time to time may designate, on such form as the Committee may prescribe from time to time, any

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person or persons (who may be named contingently or successively) to receive any amount payable under the Plan upon or after his or her death, and such designation may be changed from time to time by the Branch Manager by filing a new designation with the Committee. Each designation will revoke all prior designations by the Branch Manager, shall be on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Branch Manager's lifetime. In the absence of a valid beneficiary designation, or if, at the time any amount is payable to a Branch Manager or beneficiary, there is no living beneficiary eligible to receive the payment that has been validly named by the Branch Manager, then Company shall pay any such amount to the Branch Manager's surviving spouse (if the Branch Manager was legally married at the time of his or her death) or if there is no surviving spouse, to the Branch Manager's estate. In determining the existence or identity of anyone entitled to payment, the Committee may rely conclusively upon information supplied by the personal representative of the Branch Manager's estate. In the event of a lack of adequate information having been supplied to the Committee, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Committee is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Branch Manager's estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or
(iii) deposit the payment into any court of competent jurisdiction.

                  9.    Form of Distribution -

                        (a) Interest Account - The portion allocable to a Branch Manager's Interest Account shall be distributed in cash.

                        (b) Phantom Stock Account - The portion allocable to a Branch Manager's Phantom Stock Account shall be distributed in whole shares of Legg Mason Common Stock as described below, based on the Fair Market Value of Legg Mason Common Stock on the Distribution Valuation Date. Whole Share Units to be distributed within a Branch Manager's Phantom Stock Account will be converted into shares of Legg Mason Common Stock on a one-for-one basis. The portion of a Branch Manager's Phantom Stock Account that represents fractional Share Units and thus cannot be converted into whole shares of Legg Mason Common Stock shall be distributed in cash. There is no limit on the total number of shares of Legg Mason Common Stock that may be distributed under this Section. Any decline in the actual trading price of Legg Mason Common Stock during the period between the Distribution Valuation Date and the applicable Payment Date, as well as any brokerage commissions, fees or other charges incurred by a Branch Manager in connection with the disposition of any shares of Legg Mason Common Stock that are distributed to the Branch Manager, shall be the sole risk and responsibility of the Branch Manager.

                  10. Non-Compete - If a retired Branch Manager engages in competition with the Company prior to the date of a distribution, the portion of the Branch Manager's Account attributable to Retention Bonuses (including any investment adjustments made pursuant to

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Section 6 with respect to such Retention Bonuses) shall be forfeited in its entirety. Forfeited amounts shall revert to the Company and will not be allocated to other Branch Managers.

                        (a) For purpose of this Section, a Branch Manager shall be deemed to have "engaged in competition" with the Company if he or she:

                              (i)    discloses the names of or otherwise
identifies any of the Company's customers to any person, firm, corporation, association, or other entity which provides products or services that are similar to those provided by the Company;

                              (ii)   discloses to any person, firm, corporation,
association, or other entity any information regarding the Company's general business practices or procedures, methods of sale, list of products, personnel information or any other information concerning the Company's business;

                              (iii)  owns, manages, operates, controls, is
employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any firm, corporation, association or other entity which is engaged in businesses which are or may be competitive to the business of the Company; provided, further, that this restrictive covenant shall encompass the State of Maryland and any other states where the Company is engaged in business, and every city, county, and other political subdivision of such states; or

                              (iv)   solicits or calls, either by himself or at
his or her direction has any other person or firm solicit or call, any of the customers of the Company on whom the Branch Manager called, with whom the Branch Manager became acquainted, or of whom the Branch Manager learned of during his or her employment by the Company.

                        (b) The determination of whether a Branch Manager has violated the terms of Section 10(a) shall be made by the Committee, in its sole and absolute discretion, and the determination of the Committee shall be final, conclusive and binding upon both the Branch Manager (or any person or entity claiming through the Branch Manager) and the Company.

                        (c) As a condition precedent to any distribution, the Committee may require a certificate from the Branch Manager certifying that he or she has not violated any of the provisions of Section 1O(a).

                        (d) It is the intention of the Company that this Section be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this Section shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this Section is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable.

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                        (e) In the event a Branch Manager desires a ruling as to
the potential application of this Section, he may request a ruling from the Committee in accordance with Section 16.

                        (f) If the Committee in its discretion determines that an activity otherwise described herein would not be injurious to the Company, it may waive the application of this Section to such activity, which waiver shall be binding upon the Branch Manager and the Company. The Committee shall exercise such discretion in a uniform, nondiscriminatory manner.

                  11. Withholding Taxes - Amounts payable under the Plan shall be subject to such deductions or withholding as may be required by law. Notwithstanding anything herein to the contrary, the Company may delay any distribution under the Plan until the recipient of the distribution has separately provided for the payment of any required withholding taxes with respect to the distribution by check or other method approved by the Committee in its sole discretion. The Company, to the extent permitted or required by law, shall have the right (i) to deduct any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan from any amount payable hereunder or from any commission or other payment (including salary or bonus) otherwise due to a Branch Manager, and (ii) to retain or sell without notice a sufficient number of shares of Legg Mason Common Stock to be issued to such Branch Manager (or any other person entitled to receive the payment due a Branch Manager) to cover any such taxes.

                  12. Assignment of Benefits - No amount payable, or other right or benefit, under the Plan will, except as otherwise specifically provided by the Plan or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to a Branch Manager. Since the Plan is intended to be a non-qualified, unfunded plan not subject to the Employment Retirement Income Security Act of 1974, as amended, payments under the Plan will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code of 1986, as amended) applicable to a Branch Manager's Account.

                  13. Right to Offset - Notwithstanding any provision herein to the contrary, any distribution payable under the Plan may be used, at the discretion of the Committee and subject to compliance with applicable law, to offset any debt owed by a Branch Manager to the Company at the date such distribution would otherwise be paid. The Company may withhold distributions payable under the Plan to offset any debts or other liabilities owed by a Branch Manager to the Company. If the Company is aware of any errors, loans outstanding, or outstanding or pending liabilities of a Branch Manager, the Company may withhold distributions under the Plan until such time as the liabilities are satisfied or the Company has determined that an outstanding or pending liability no longer exists.

                  14. Unfunded Nature of The Plan - The Company will not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account of any Branch Manager participating in the Plan. A Branch Manager has no interest in the Account or in any investments the Company may purchase with such amounts, except as a general, unsecured creditor of the Company.

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              The Plan at all times shall be entirely unfunded. The Branch
Manager's Account (including the Interest Account and Phantom Stock Account) is merely a record for measuring and determining the amount of Deferred and Retention Bonuses to be paid by the Company to, or with respect to, the Branch Manager under the Plan, and such Account shall be established solely for such bookkeeping purposes. The Company shall not be required to segregate any funds or other assets to be used for payment of benefits under the Plan. The Branch Manager's Account shall not be, or be considered as evidence of the creation of, a trust fund, an escrow or any other segregation of assets for the benefit of the Branch Manager or any beneficiary of the Branch Manager. There is no guaranty of benefit payments to the Branch Manager.

              The obligation of the Company to make the payments described in the Plan is an unsecured contractual obligation only, and neither the Branch Manager nor any beneficiary of the Branch Manager shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. The Branch Manager and each beneficiary of the Branch Manager shall look solely to the general credit of the Company for satisfaction of any obligations due or to become due under the Plan.

              Should the Company elect to make contributions to a trust (hereinafter referred to as the "Trust") to assist the Company in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6, subject to application of the provisions of this Section 14 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect the Company's liability to pay benefits under the Plan (which benefits may be paid from the Trust or from the Company's general assets, in the discretion of the Company), except that the Company's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by the Company, such investments shall have been made solely for the purpose of aiding the Company in meeting its obligations under the Plan, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that the Company does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Branch Manager. The Company shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Branch Manager nor any of his or her beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company to the extent of the Deferred and Retention Bonuses which are the subject of the Plan.

              15. Effect on Employment Rights And Other Benefit Programs - Neither participation in nor any of the provisions of the Plan shall give the Branch Manager any right to be retained in the employment of the Company. The Plan shall not be construed as a contract of employment. The Company maintains an employment-at-will policy. As an employee at will,

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

the Branch Manager is free to end his or her employment with the Company at any time for any reason or no reason, the Company is free to end the employment with a Branch Manager at any time for any reason or no reason. Furthermore, the Company may end at any time a Branch Manager's employment as a Branch Manager or a producing Branch Manager. In the event a Branch Manager is no longer employed as a Branch Manager or otherwise ceases to be an Eligible Branch Manager, the Branch Manager will no longer be entitled to Deferred or Retention Bonuses pursuant to the Plan. However, as long as a Branch Manager continues to be employed in good standing by the Company, the Branch Manager shall continue to be entitled to the Deferred and Retention Bonuses previously credited to the Branch Manager's Account under the Plan. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which the Branch Manager may be or become eligible to participate by reason of employment with the Company, and the timing of receipt of benefits hereunder shall have no effect on contributions to or benefits under such other plans or programs except as the provisions hereof and of each such plan or program may specify.

                  16. Administration - The Committee, as constituted from time to time, shall have full power to interpret, construe and administer the Plan, including authority to determine any dispute or claim with respect thereto. The determination of the Committee in any matter within the powers and discretion granted to it under the Plan, made in good faith, shall be binding and conclusive upon the Company, the Branch Manager and all other persons having any right or benefit hereunder. If the Branch Manager is a member of the Committee at any time, the Branch Manager shall have no authority as such member with respect to any matter specifically affecting the Branch Manager's interest hereunder (such as determination of the amount, form or time of benefit payments to the Branch Manager), all such authority being reserved to the other Committee members, to the exclusion of the Branch Manager, and the Branch Manager shall act only in his or her individual capacity in connection with any such matter.

                  17. Paperless Communications - Notwithstanding anything contained herein to the contrary, the Committee from time to time may establish uniform procedures whereby with respect to any or all instances herein where a writing is required, including, but not limited to any required written notice, election, consent, authorization, instruction, direction, designation, request or claim, communication may be made by any other means designated by the Committee, including by paperless communication, and such alternative communication shall be deemed to constitute a writing to the extent permitted by applicable law, provided that such alternative communication is carried out in accordance with such procedures in effect at such time.

                  18. Arbitration - As a condition precedent to the crediting and receipt of Deferred and Retention Bonuses under the Plan, each Branch Manager agrees that any controversy or dispute arising under the Plan which cannot be resolved by the Committee shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

                  19. Controlling Law - The Plan shall be construed, and the legal relations between the parties in connection with any dispute relating to the Plan shall be determined, in accordance with the laws of the State of Maryland; provided, however, that employment laws

(including wage and hour laws) shall be based on the law of the jurisdiction in which the FA is employed.

                  20. Amendment or Termination - The Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be by action of the Board of Directors of the Company or any Executive Committee thereof.

                  21. Effect of Amendment or Termination - No amendment or termination of the Plan shall directly or indirectly affect the rights of any Branch Manager (or the branch Manager's designated beneficiary) to payment of the amount in his or her Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.


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